UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 1, 2004

(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: 804-697-1000

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report)

Page 1 of 39 Pages.

Exhibit Index Appears on Page 4

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE

On March 1, 2004, Chesapeake Corporation (“Chesapeake”) issued a press release announcing that it plans to publicly offer 3.4 million shares of its common stock. Chesapeake also intends to grant to the offering syndicate a 30-day option to purchase up to 510,000 additional shares solely to cover over-allotments, if any. The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

ITEM 9.	REGULATION FD DISCLOSURE

On March 1, 2004, Chesapeake released information to be provided to potential investors at presentations to be first held on March 1, 2004, in connection with its public offering of 3.4 million shares of its common stock. The presentations will include information on Chesapeake’s business, business strategy, markets, operating competencies, financial highlights and other business information. The slide package used by Chesapeake executives at these presentations is furnished herewith as Exhibit 99.2. The information in the presentations includes financial results through December 28, 2003, and Chesapeake does not assume any obligation to update such information in the future.

The information in Exhibit 99.2 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference herein or in any filing made by Chesapeake under the Exchange Act or the Securities Act of 1933, as amended; provided, however, that the following information included in Exhibit 99.2 attached hereto shall be deemed “filed” for the purposes of Section 18 of the Exchange Act and is incorporated herein by reference: (1) the third paragraph under the caption “Disclaimer” on page 2 thereof; (2) the information set forth under the captions “EBITDA” and “Other Financial Data” on page 25 thereof; (3) the information set forth under the captions “EBITDA” and “EBITDA Margin” on page 26 thereof; (4) the information with respect to “Debt/2003 EBITDA” on page 29 thereof; and (5) the “Financial Reconciliations” beginning on page 33 thereof.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press release, issued on March 1, 2004, announcing that Chesapeake plans to publicly offer 3.4 million shares of its common stock.

99.2	Slide package to be presented to potential investors at presentations in connection with Chesapeake’s public offering of 3.4 million shares of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION (Registrant)

Date: March 1, 2004	BY:	/s/ Christine R. Vlahcevic

Christine R. Vlahcevic Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, issued on March 1, 2004, announcing that Chesapeake plans to publicly offer 3.4 million shares of its common stock.

99.2	Slide package to be presented to potential investors at presentations in connection with Chesapeake’s public offering of 3.4 million shares of its common stock.